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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   DECEMBER 10, 2004

                                  PULITZER INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                    1-9329              43-1819711
  (State or other jurisdiction      (Commission           (IRS Employer
       of incorporation)            File Number)        Identification No.)


    900 NORTH TUCKER BOULEVARD, ST. LOUIS, MISSOURI             63101
        (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (314) 340-8000



         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 10, 2004, Pulitzer Inc. (the "Company") entered into a letter agreement with Mark G. Contreras, Senior Vice President, relating to certain aspects of the termination of his employment with the Company and its affiliates (including their successors and assigns). The agreement recognizes that Mr. Contreras' employment and all officer and director positions with the Company will terminate on January 3, 2005. The agreement contains restrictions on Mr. Contreras' use or disclosure of confidential information and on the hiring, prior to October 1, 2005, of any employee of the Company. Under the agreement, Mr. Contreras will receive a cash payment of $300,000 payable in two installments: one promptly after January 3, 2005 and one promptly after October 1, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PULITZER INC.


Date: December 16, 2004                  By:   /s/ Alan G. Silverglat
                                             --------------------------------
                                              Alan G. Silverglat
                                              Senior Vice President-Finance